Exhibit 99.2

Offer to Purchase

THE ENDOWMENT TEI FUND, L.P.

4265 San Felipe, 8th Floor

Houston, Texas 77027

Offer to Purchase Up to $70,000,000 of Outstanding

Limited Partnership Interests at Net Asset Value

Dated October 25, 2007

The Offer and Withdrawal Rights Will Expire at

12:00 Midnight, Central Standard Time, on November 30, 2007,

Unless the Offer is Extended

To the Investors of The Endowment TEI Fund, L.P.:

The Endowment TEI Fund, L.P., a closed-end, non-diversified, management investment company organized as a Delaware limited partnership (the “Fund”), is offering to purchase for cash on the terms and conditions set forth in this offer to purchase (“Offer to Purchase”) and the related Letter of Transmittal (which together with the Offer to Purchase constitutes the “Offer”) up to $70,000,000 of interests in the Fund (subject to reduction, as set forth in the next paragraph) (as the same may be reduced as described below, the “Maximum Amount”) or portions thereof pursuant to tenders by investors at a price equal to their estimated net asset value as of December 31, 2007 (the “Valuation Date”). This Offer is currently scheduled to expire at 12:00 p.m., Midnight, Central Time, on November 30, 2007 (the “Expiration Date”), but the Fund may extend this date. (As used in this Offer, the term “Interest,” or “Interests,” as the context requires, shall refer to the interests in the Fund and portions thereof representing beneficial interests in the Fund.) This Offer is being made to all investors of the Fund and is not conditioned on any minimum amount of Interests being tendered, but is subject to certain conditions described below. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Fund’s Limited Partnership Agreement dated as of March 17, 2005 (the “LP Agreement”).

The Fund is one of several “feeder” funds into The Endowment Master Fund, L.P. (the “Master Fund”), which then invests its capital in Investment Funds. The Board of the Master Fund has approved a tender offer for up to $241,000,000 of capital of its investors, including the Fund. The Board of the Fund has approved a tender offer of up to $70,000,000, subject to reduction as set forth below. The Master Fund has approximately $2,200,167,522 in net asset value as of August 31, 2007, with the Fund comprising approximately $614,564,296 (or approximately 27.9%) of such amount. Assuming that all of the other “feeder” funds (or investors) in the Master Fund tendered interests in excess of their ratable portion of the $241,000,000 approved by the Board of the Master Fund, then each “feeder” fund, including the Fund, would have the amount available for repurchase reduced proportionately. In such event, the Partners in the Fund would only be permitted to have approximately $67,239,000 of their interests repurchased (calculated as 27.9% of $241,000,000).

Investors should realize that the value of the Interests tendered in this Offer likely will change between August 31, 2007 (the last time net asset value was calculated and communicated to you) and The Valuation Date, when the value of the Interests tendered to the Fund will be determined for purposes of calculating the purchase price of such Interests, and such change could be material. The Fund determines the estimated net asset value monthly based on the information it receives from the managers of the investment funds in which it invests. Any tendering investors that wish to obtain the estimated net asset value of their interests on this basis should contact the Support Desk of Endowment Advisers, L.P. at (800) 725-9456 Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Central Time).

Investors desiring to tender all or any portion of their Interest in the Fund in accordance with the terms of the Offer should complete and sign the attached Letter of Transmittal (the Tender Offer Form will suffice) and send or deliver it to the Fund in the manner set forth below.

IMPORTANT

NEITHER THE FUND NOR THE INVESTMENT ADVISER NOR ANY OF THE MANAGERS OR DIRECTORS OF THE FUND MAKE ANY RECOMMENDATION TO ANY INVESTOR AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING INTERESTS. INVESTORS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER INTERESTS, AND, IF SO, THE PORTION OF THEIR INTERESTS TO TENDER.

BECAUSE EACH INVESTOR’S INVESTMENT DECISION IS A PERSONAL ONE, BASED ON ITS FINANCIAL CIRCUMSTANCES, NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND AS TO WHETHER INVESTORS SHOULD TENDER INTERESTS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE FUND.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR ON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Questions and requests for assistance and requests for additional copies of the Offer may be directed to the Fund’s Investment Adviser.

Endowment Advisers, L.P. 4265 San Felipe, 8th Floor Houston, Texas 77027 Phone: (713) 993-4675 Fax: (713) 583-1330

TABLE OF CONTENTS

SUMMARY TERM SHEET	1

1. Background and Purpose of the Offer	1

2. Offer to Purchase and Price	2

3. Amount of Tender	2

4. Procedure for Tenders	3

5. Withdrawal Rights	3

6. Purchases and Payment	3

7. Certain Conditions of the Offer	5

8. Certain Information About the Fund	6

9. Certain Federal Income Tax Consequences	7

10. Miscellaneous	8

Financial Statements (incorporated by reference)	8

SUMMARY TERM SHEET

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As we disclosed in your Fund’s private placement memorandum dated July 2, 2007, and may be amended and supplemented from time to time (the “PPM”), we will offer to buy your limited partnership interests at their estimated net asset value (that is, the estimated value of the Fund’s assets minus its liabilities, multiplied by the proportionate interest in the Fund you desire to sell). This offer will remain open until midnight, Central time, on November 30, 2007. Estimated net asset value will be calculated for this purpose on December 31, 2007. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the PPM.

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Following this summary is a formal notice of our offer to purchase your limited partnership interests. Our offer remains open to you until Midnight, Central Standard Time, on November 30, 2007. Until this time, you have the right to change your mind and withdraw your limited partnership interests from consideration for purchase. If we do not accept your interests by midnight, November 30, 2007, you may still withdraw your limited partnership interests from consideration for purchase at any time after November 30, 2007, assuming your offer has not been accepted. If you would like us to purchase your limited partnership interests, you should mail a Letter of Transmittal (the Tender Offer Form will suffice), enclosed with our offer, to Endowment Advisers, L.P. (the “Investment Adviser”), at 4265 San Felipe, 8th Floor, Houston, Texas 77027, Attention: TEF Fund Operations or fax it to Endowment Advisers, L.P. at (713) 583-1330, Attention: TEF Fund Operations so that it is received before midnight, Central time, on November 30, 2007. If you choose to fax the Letter of Transmittal, you should mail the original Tender Offer Form to the Investment Adviser promptly after you fax it (although the original page does not have to be received before midnight, Central time, on November 30, 2007). Of course, the value of your limited partnership interests is likely to change between August 31, 2007 (the last time estimated net asset value was calculated and communicated to you) and December 31, 2007, when the value of your investment will be determined for purposes of calculating your purchase price.

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If you would like to obtain the estimated net asset value of your limited partnership interests, which the Fund’s administrator calculates monthly based on the information the Fund receives from the managers of the investment funds in which the Fund invests, you may contact the Support Desk of the Investment Adviser at (800) 725-9456 Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Central Time). Please note that although you have the opportunity to have your limited partnership interests repurchased, we have the right to cancel, amend or postpone this offer at any time before midnight, November 30, 2007.

1. Background and Purpose of the Offer. The purpose of the Offer is to provide liquidity to investors who hold Interests as contemplated by and in accordance with the procedures set forth in the Fund’s LP Agreement. The LP Agreement, which was provided to each investor in advance of subscribing for Interests, provides that the Board has the discretion to determine whether the Fund will purchase limited partnership interests (“Interests”) from investors from time to time pursuant to written tenders. Because there is no secondary trading market for Interests and transfers of Interests are prohibited without prior approval of the Fund, the Board has determined, after consideration of various matters, that the Offer is in the best interests of investors of the Fund to provide liquidity for Interests as contemplated in the LP Agreement. The Board intends to consider the continued desirability of the Fund making an offer to purchase Interests four times each year, but the Fund is not required to make any such offer.

The purchase of Interests pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of investors who do not tender Interests. Investors who retain their Interests may be subject to increased risks that may possibly result from the reduction in the Fund’s aggregate assets resulting from payment for the Interests tendered. These risks include the potential for greater volatility due to decreased diversification. A reduction in the aggregate assets of the Fund may result in investors who do not tender Interests bearing higher costs to the extent that certain expenses borne by the Fund are relatively fixed and may not decrease if assets decline. These effects may be reduced or eliminated to the extent that additional subscriptions for Interests are made by new and existing investors from time to time, although there can be no assurances that such new or additional subscriptions will occur.

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Interests that are tendered to the Fund in connection with the Offer to Purchase, if accepted for repurchase, will be repurchased, resulting in an increase in the Sharing Ratios of remaining Partners in the Fund (assuming no further issuances of Interests).

2. Offer to Purchase and Price. The Fund will purchase, upon the terms and subject to the conditions of the Offer, up to $70,000,000 of those outstanding Interests but as little as $67,239,000 (as discussed below) that are properly tendered by and not withdrawn (in accordance with Section 5 below) before 12:00 midnight, Central Standard Time, on November 30, 2007 (such time and date being hereinafter called the “Initial Expiration Date”).

The Fund is one of several “feeder” funds that invests all of its capital into The Endowment Master Fund, L.P. (the “Master Fund”), which then invests its capital in Investment Funds. The Board of the Master Fund has approved a tender offer for up to $241,000,000 of capital of its investors, including the Fund and the other “feeder funds”. The Board of the TEI Fund has approved a tender offer of up to $70,000,000, subject to reduction as set forth below.

The Master Fund has approximately $2,200,167,522 in net asset value as of August 31, 2007, with the Fund comprising approximately $614,564,296 (or approximately 27.9%) of such amount. Assuming that all of the other “feeder” funds in the Master Fund (including the TEI Fund) tendered interests in excess of their ratable portion of the $241,000,000 tender offer being made by the Master Fund, then each “feeder” fund, including the Fund, would have the amount available for repurchase reduced proportionately.

Since the TEI Fund comprises approximately 27.9% of the capital of the Master Fund, the Partners in the Fund would only be permitted to have approximately $67,239,000 of their interests repurchased (calculated as 27.9% of the total $241,000,000 repurchase offer being made by the Master Fund) if it was ratably reduced. Thus, the maximum amount of this tender offer shall be between $70,000,000 and $67,239,000 (such amount being referred to herein as the “Maximum Amount”)

If the Fund elects to extend the tender period, for the purpose of determining the purchase price for tendered Interests, the estimated net asset value of such Interests will be determined approximately one month after the tender offer actually expires. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended hereinafter is called the “Expiration Date.” The Fund reserves the right to extend, amend or cancel the Offer as described in Sections 3 and 7 below. The purchase price of an Interest tendered will be its estimated net asset value as of the close of business on the Expiration Date, payable as set forth in Section 6.

As of the close of business on August 31, 2007, there was approximately $614,564,296 outstanding in capital of the Fund held in Interests (based on the estimated net asset value of such Interests). The Fund’s administrator determines its estimated net asset value monthly based on information it receives from the managers of the investment funds in which it invests. Investors may obtain this information by contacting the Support Desk of Endowment Advisers, L.P. at (800) 725-9456, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Central Time). Of course, the value of the Interests tendered by the investors likely will change between August 31, 2007 (the last time net asset value was calculated) and December 31, 2007, when the value of the Interests tendered by investors will be determined for purposes of calculating the purchase price of such Interests.

3. Amount of Tender. Subject to the limitations set forth below, investors may tender their entire Interest or a portion of their Interest. The Offer is being made to all investors of the Fund and is not conditioned on any minimum amount of Interests being tendered.

If the amount of the Interests that are properly tendered pursuant to the Offer and not withdrawn pursuant to Section 5 below is less than or equal to the Maximum Amount, the Fund will, on the terms and subject to the conditions of the Offer, purchase all of the Interests so tendered unless the Fund elects to cancel or amend the Offer, or postpone acceptance of tenders made pursuant to the Offer, as provided in Section 7 below. If more than the Maximum Amount (as much as $70,000,000 or as little as $67,239,000) of Interests are duly tendered to the Fund before the expiration of the Offer and not withdrawn pursuant to Section 5 below, the Fund will, in its sole discretion, either (a) accept the additional Interests permitted to be accepted pursuant to Rule 13e-4(f)(1)(ii) under the Securities Exchange Act of 1934, as amended; (b) extend the Offer, if necessary, and increase the amount of

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Interests that the Fund is offering to purchase to an amount it believes sufficient to accommodate the excess Interests tendered as well as any Interests tendered during the extended Offer; or (c) accept Interests tendered on or before the Expiration Date for payment on a pro rata basis based on the aggregate estimated net asset value of tendered Interests. At the present time, the Fund is not aware of any intentions of the Investment Adviser or any of the Managers or Directors of the Fund to have their Interests acquired in this tender offer.

4. Procedure for Tenders. Investors wishing to tender Interests pursuant to the Offer should send or deliver a completed and executed Letter of Transmittal (the Tender Offer Form will suffice) to the Investment Adviser, to the attention of TEF Fund Operations, at 4265 San Felipe, 8th Floor, Houston, Texas 77027 or fax a completed and executed Letter of Transmittal to the Investment Adviser, also to the attention of TEF Fund Operations, at (713) 583-1330. The completed and executed Letter of Transmittal must be received by the Investment Adviser, either by mail or by fax, no later than the Expiration Date. The Fund recommends that all documents be submitted to the Investment Adviser by certified mail, return receipt requested, or by facsimile transmission. An investor choosing to fax a Letter of Transmittal to the Investment Adviser must also send or deliver the original completed and executed Letter of Transmittal (the Tender Offer Form will suffice) to the Investment Adviser promptly thereafter.

Investors wishing to confirm receipt of a Letter of Transmittal may contact the Investment Adviser at the address and phone number set forth above. The method of delivery of any documents is at the election and complete risk of the investor tendering an Interest, including, but not limited to, the failure of the Investment Adviser to receive any Letter of Transmittal or other document submitted by facsimile transmission. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Interest or any particular investor, and the Fund’s interpretation of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. Neither the Fund nor the Investment Adviser nor any of the Managers or Directors of the Fund shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

5. Withdrawal Rights. Any investor tendering an Interest pursuant to this Offer may withdraw its Interest at any time on or before the Expiration Date and, if Interests have not then been accepted by the Fund, at any time after November 30, 2007. To be effective, any notice of withdrawal must be timely received by the Investment Adviser at the address or fax numbers set forth Section 4 above. A form to use to give notice of withdrawal is available by calling the Investment Adviser at (713) 993-4675. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. Interests properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Interests may be re-tendered prior to the Expiration Date by following the procedures described in Section 4.

6. Purchases and Payment. For purposes of the Offer, the Fund will be deemed to have accepted (and thereby purchased) Interests that are tendered when it gives oral or written notice to the tendering investor of its election to purchase such Interest. As stated in Section 2 above, the purchase price of an Interest tendered by any investor will be the estimated net asset value thereof as of the close of business on December 31, 2007, if the Offer expires on the Initial Expiration Date. If the Fund elects to extend the tender period, the estimated net asset value of tendered Interests will be determined approximately one month after the tender offer actually expires. The estimated net asset value will be determined after all allocations to capital accounts of the investors required to be made by the LP Agreement have been made.

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The initial payment (the “Initial Payment”) will be made in an amount equal to at least 95% of the estimated value of the repurchased Interest (or portion thereof), determined as of the Valuation Date. The Initial Payment will be made as of the later of (1) the 30th day after the Valuation Date, or (2) in the sole discretion of the Adviser, if the Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, within ten business days after the Fund has received at least 95% of the aggregate amount so requested to be withdrawn by the Fund from the Investment Funds (the “Investment Fund Payment Date”).

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The second and final payment (the “Final Payment”) is expected to be in an amount equal to the excess, if any, of (1) the value of the repurchased Interest (or portion thereof), determined as of the Valuation Date based upon the results of the annual audit of the Fund’s financial statements for the fiscal year in which the Valuation Date of such repurchase occurred, over (2) the Initial Payment. The Adviser anticipates that the annual audit of the Fund’s financial statements will be completed within 60 days after the end of each fiscal year of the Fund and that the Final Payment will be made as promptly as practicable after the completion of such audit.

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Although the amounts required to be paid by the Fund will generally be paid in cash, the Fund may under certain limited circumstances pay all or a portion of the amounts due by an in-kind distribution of securities.

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Notwithstanding anything in the foregoing to the contrary, in the event that a Partner has requested the repurchase of a portion of its Interest which would result in such Partner continuing to hold at least 10% of the value of its Interest as of December 31 of the fiscal year ending immediately prior to the fiscal year in which such request was made, the Final Payment in respect of such repurchase shall be made on or before the 60th day after the Valuation Date, provided that if the Fund, in the sole discretion of the Adviser, has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, such payment may be postponed until 10 business days after the applicable Investment Fund Payment Date. Such payment shall be in an amount equal to the excess, if any, of (1) the value of the repurchased Interest (or portion thereof), determined as of the Valuation Date, based upon information known to the Fund as of the date of the Final Payment, over (2) the Initial Payment. If, based upon the results of the annual audit of the Fund’s financial statements for the fiscal year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Interest was repurchased was incorrect, the Fund shall, as promptly as practicable after the completion of such audit, decrease such Partner’s capital account balance by the amount of any overpayment, or increase such Partner’s capital account balance by the amount of any underpayment, as applicable.

The repurchase of Interests is subject to regulatory requirements imposed by the SEC. The Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures described above is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate. Following the commencement of an offer to repurchase Interests, the Fund may suspend, postpone or terminate such offer in certain circumstances upon the determination of a majority of the Board, including a majority of the Independent Directors, that such suspension, postponement or termination is advisable for the Fund and its Partners, including, without limitation, circumstances as a result of which it is not reasonably practicable for the Fund to dispose of its investments or to determine the value of its net assets, and other unusual circumstances.

Each Partner whose Interest (or portion thereof) has been accepted for repurchase will continue to be a Partner of the Fund until the Valuation Date (and thereafter if its Interest is repurchased in part) and may exercise its voting rights with respect to the repurchased Interest (or portion thereof) until the Valuation Date. Moreover, the capital account maintained in respect of a Partner whose Interest (or portion thereof) has been accepted for repurchase will be adjusted for the net profits or net losses of the Fund through the Valuation Date, and such Partner’s capital account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Valuation Date.

Upon its acceptance of tendered Interests or portions of Interests for repurchase, the Fund will maintain daily on its books a segregated account consisting of (1) cash, (2) liquid securities or (3) interests in Investment Funds that the Fund has requested be withdrawn (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of the promissory notes issued to Partners tendering Interests and portions of Interests.

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Payments for repurchased Interests may require the Fund to liquidate portfolio holdings in Investment Funds earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, reduced tax efficiency and may increase the Fund’s portfolio turnover. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover. The Fund may, but need not, maintain cash or borrow money to meet repurchase requests. Such a practice could increase the Fund’s operating expenses and impact the ability of the Fund to achieve its investment objective.

A 2% Early Repurchase Fee will be charged by the Fund (and inure to the benefit of the remaining Partners) with respect to any repurchase of an Interest (or portion thereof) from a Partner at any time prior to the business day immediately preceding the one-year anniversary of the Partner’s purchase of such Interest (or portion thereof). Partial Interests tendered for repurchase will be treated as having been repurchased on a “first in—first out” basis. Therefore, the portion of an Interest repurchased will be deemed to have been taken from the earliest capital contribution made by such Partner (adjusted for subsequent net profits and net losses) until that capital contribution is decreased to zero, and then from each subsequent capital contribution made by such Partner (adjusted for subsequent net profits and net losses) until such capital contribution is decreased to zero.

Other than the Early Repurchase Fee, the Fund does not presently intend to impose any charges (other than direct costs and expenses, such as wiring fees) on the repurchase of Interests, although it may allocate to Partners whose Interests are repurchased withdrawal or similar charges imposed by Investment Funds if the Adviser determines to withdraw from one or more Investment Funds as a result of Partner repurchase tenders and such charges are imposed on the Fund.

A Partner who tenders some but not all of the Partner’s Interest for repurchase will be required to maintain a minimum capital account balance of $100,000. Such minimum capital account balance requirement may be waived by the Fund, in its sole discretion. The Fund reserves the right to reduce the amount to be repurchased from a Partner so that the required capital account balance is maintained.

The Fund expects that the purchase price for Interests acquired pursuant to the Offer to Purchase, which will not exceed the Maximum Amount, which is not more $70,000,000 nor less than $67,239,000 (unless the Fund elects to purchase a greater amount), will be derived from: (1) cash on hand; (2) the proceeds of the sale of and/or delivery of securities and portfolio assets held by the Fund; and/or (3) possibly borrowings, as described below. Neither the Fund nor the Investment Adviser nor any of the Managers or Directors of the Fund have determined at this time to borrow funds to purchase Interests in connection with the Offer to Purchase. However, depending on the dollar amount of Interests tendered and prevailing general economic and market conditions, the Fund, in its sole discretion, may decide to seek to borrow money to fund all or a portion of the purchase price. No borrowing facilities have been entered into to date.

7. Certain Conditions of the Offer. The Fund reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by notifying investors of such extension. If the Fund elects to extend the tender period, for the purpose of determining the purchase price for tendered Interests, the estimated net asset value of such Interests will be determined approximately one month after the tender offer actually expires. During any such extension, all Interests previously tendered and not withdrawn will remain subject to the Offer. The Fund also reserves the right, at any time and from time to time, up to and including acceptance of tenders pursuant to the Offer, to: (a) cancel the Offer in the circumstances set forth in the following paragraph and in the event of such cancellation, not to purchase or pay for any Interests tendered pursuant to the Offer; (b) amend the Offer; or (c) postpone the acceptance of Interests. If the Fund determines to amend the Offer or to postpone the acceptance of Interests tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided above and will promptly notify investors.

The Fund may cancel the Offer, amend the Offer or postpone the acceptance of tenders made pursuant to the Offer if: (a) the Fund would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Fund’s investment objectives and policies in order to purchase Interests tendered pursuant to the Offer; (b) there is, in the Directors’ judgment, any (i) legal action or proceeding instituted or threatened challenging the Offer or that otherwise would have a material adverse effect on the Fund, (ii) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by banks in the United States or New York State that is material to the Fund, (iii) limitation imposed by Federal or state authorities on the extension of credit by

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lending institutions, (iv) suspension of trading on any organized exchange or over-the-counter market where the Fund has a material investment, (v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States that is material to the Fund, (vi) material decrease in the estimated net asset value of the Fund from the estimated net asset value of the Fund as of the commencement of the Offer, or (vii) other event or condition that would have a material adverse effect on the Fund or its investors if Interests tendered pursuant to the Offer were purchased; or (c) the Independent Directors of the Fund determine that it is not in the best interest of the Fund to purchase Interests pursuant to the Offer. However, there can be no assurance that the Fund will exercise its right to extend, amend or cancel the Offer or to postpone acceptance of tenders pursuant to the Offer.

8. Certain Information About the Fund. The Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified, management investment company and is organized as a Delaware limited partnership. The principal executive office of the Fund is located at 4265 San Felipe, 8th Floor, Houston, Texas 77027 and the telephone number is (713) 993-4675. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the LP Agreement. The Investment Adviser’s Managing Directors and Investment Committee Members are Messrs. John A. Blaisdell, Andrew B. Linbeck, A. Haag Sherman and Mark W. Yusko (the “Managers”). Their address is c/o Endowment Advisers, L.P. and 4265 San Felipe, 8th Floor, Houston, Texas 77027 and the telephone number is (713) 993-4675.

Based on August 31, 2007 estimated values, Mr. John A. Blaisdell, a Manager, Director, and Co-Principal Executive Officer beneficially owns $269,660 of Interests in the Fund and an aggregate of $1,499,050 of the Interests in the Master Fund and all funds overseen by the Investment Adviser (which amount includes $149,513 in investments made by affiliates of which Mr. Blaisdell is a member of the governing body).

Based on August 31, 2007 estimated values, Mr. Andrew B. Linbeck, a Manager, Director, and Co-Principal Executive Officer beneficially owns $293,209 of Interests in the Fund and an aggregate of $576,230 of the Interests in the Master Fund and all funds overseen by the Investment Adviser (which amount includes $149,513 in investments made by affiliates of which Mr. Linbeck is a member of the governing body).

Based on August 31, 2007 estimated values, Mr. John E. Price, Principal Accounting Officer, does not have any beneficial ownership in the Fund, but beneficially owns an aggregate of $95,420 of the Interests in the Master Fund and all funds overseen by the Investment Adviser (which amount includes $13,541 in investments made by affiliates of which Mr. Price is a member of the governing body).

Based on August 31, 2007 estimated values, Mr. A. Haag Sherman, a Manager, Director, and Co-Principal Executive Officer beneficially owns $95,912 of Interests in the Fund and an aggregate of $286,698 of the Interests in the Master Fund and all funds overseen by the Investment Adviser (which amount includes $149,513 in investments made by affiliates of which Mr. Sherman is a member of the governing body).

Based on August 31, 2007 estimated values, Mr. Mark W. Yusko, a Manager and Director, does not have any beneficial ownership in the Fund, but beneficially owns an aggregate of $1,072,986 of the Interests in the Master Fund and all funds overseen by the Investment Adviser.

Based on August 31, 2007 estimated values, Mr. Jeremy L. Radcliffe, Managing Director, does not have any beneficial ownership in the Fund, but beneficially owns an aggregate of $67,031 of the Interests in the Master Fund and all funds overseen by the Investment Adviser (which the entire amount of $67,031 is from investments made by affiliates of which Mr. Radcliffe is a member of the governing body).

Based on August 31, 2007 estimated values, Mr. Adam L. Thomas, Secretary, does not have any beneficial ownership in the Fund, but beneficially owns an aggregate of $39,492 of the Interests in the Master Fund and all funds overseen by the Investment Adviser (which amount includes $13,541 in investments made by affiliates of which Mr. Thomas is a member of the governing body).

No other employees filing reports pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, own interests in the Fund.

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The Fund does not have any plans or proposals that relate to or would result in: (a) the acquisition by any person of additional Interests (other than the Fund’s intention to accept subscriptions for Interests from time to time in the discretion of the Fund) or the disposition of Interests (except for periodic discretionary solicitations of tender offers); (b) an extraordinary transaction, such as a merger, reorganization or liquidation, involving the Fund; (c) any material change in the present distribution policy or indebtedness or capitalization of the Fund; (d) any change in the identity of the Investment Adviser or Directors of the Fund, or in the management of the Fund including, but not limited to, any plans or proposals to change the number or the term of the Directors of the Fund, to fill any existing vacancy for a Director of the Fund or to change any material term of the investment advisory arrangements with the Investment Adviser; (e) a sale or transfer of a material amount of assets of the Fund (other than as the Directors determine may be necessary or appropriate to fund any portion of the purchase price for Interests acquired pursuant to this Offer to Purchase or in connection with the ordinary portfolio transactions of the Fund); (f) any other material change in the Fund’s structure or business, including any plans or proposals to make any changes in its fundamental investment policy for which a vote would be required by Section 13 of the 1940 Act, other than as described below; or (g) any changes in the LP Agreement or other actions that may impede the acquisition of control of the Fund by any person.

On July 11, 2007, the Board approved a proposal to increase the amount of the Master Fund’s allowable borrowing from 10% of the Master Fund’s net asset value to 25% of the Master Fund’s net asset value, subject to the requisite approval of Master Fund Partners. Such approval is being sought pursuant to a proxy statement.

9. Certain Federal Income Tax Consequences. The following discussion is a general summary of the federal income tax consequences of the purchase of Interests by the Fund from investors pursuant to the Offer. Investors should consult their own tax advisers for a complete description of the tax consequences to them of a purchase of their Interests by the Fund pursuant to the Offer.

An investor who tenders its entire Interest to the Fund for repurchase generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such investor and such investor’s adjusted tax basis in its Interest. The amount realized will include the investor’s allocable share of the Fund’s nonrecourse borrowings (as defined for Federal income tax purposes), if any. Gain, if any, will be recognized by a tendering investor only as and after the total proceeds received by such investor exceed the investor’s adjusted tax basis in its Interest. An investor’s basis in its Interest generally will be adjusted for Fund income, gain, deduction or loss allocated, for tax purposes, to the investor for periods prior to the purchase of the Interest by the Fund. A loss, if any, will be recognized only after the tendering investor has received full payment. This capital gain or loss will be short-term or long-term depending upon the investor’s holding period for its Interest at the time the gain or loss is recognized. United States Treasury Regulations provide that an investor may have a fragmented holding period for its Interest if the investor has made contributions to the Fund at different times. However, a tendering investor will recognize ordinary income to the extent such investor’s allocable share of the Fund’s “unrealized receivables” or items of Fund inventory exceeds the investor’s basis in such unrealized receivables or items of Fund inventory, as determined pursuant to the Treasury Regulations. For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable with respect to the tendering investor. An investor who tenders less than its entire Interest to the Fund for repurchase will recognize gain (but not loss) in a similar manner only to the extent that the amount of the proceeds received exceeds such investor’s adjusted tax basis in its Interest.

Pursuant to the authority granted to it under the LP Agreement, the Investment Adviser intends to specially allocate items of Fund capital gain, including short-term capital gain, to a withdrawing investor to the extent its liquidating distribution would otherwise exceed its adjusted tax basis in its Interest. Such a special allocation may result in the withdrawing investor recognizing capital gain, which may include short-term gain, in the investor’s last taxable year in the Fund, thereby reducing the amount of any long-term capital gain recognized during the tax year in which it receives its liquidating distribution upon withdrawal.

7

10. Miscellaneous. The Offer is not being made to, nor will tenders be accepted from, investors in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude investors from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Fund believes such exclusion is permissible under applicable laws and regulations, provided the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer.

The Fund has filed an Issuer Tender Offer Statement on Schedule TO with the Securities and Exchange Commission, which includes certain information relating to the Offer summarized herein. A free copy of such statement may be obtained from the Fund by contacting the Investment Adviser at the address and phone number set forth in Section 2 above or from the Securities and Exchange Commission’s internet web site, http://www.sec.gov. For a fee, a copy may be obtained from the public reference office of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

Financial Statements

The financial statements of the Fund dated December 31, 2006 and the schedule of investments dated December 31, 2006, filed with the SEC on EDGAR on Form N-CSR on February 28, 2007, are hereby incorporated by reference.

8

Offer to Purchase

Clients of Merrill, Lynch, Pierce, Fenner & Smith, Inc. (“Merrill”) Financial Advisers

THE ENDOWMENT TEI FUND, L.P.

4265 San Felipe, 8th Floor

Houston, Texas 77027

Offer to Purchase Up to $70,000,000 of Outstanding

Limited Partnership Interests at Net Asset Value

Dated October 25, 2007

The Offer and Withdrawal Rights Will Expire at

12:00 Midnight, Central Standard Time, on November 30, 2007,

Unless the Offer is Extended

To the Investors of The Endowment TEI Fund, L.P.:

The Endowment TEI Fund, L.P., a closed-end, non-diversified, management investment company organized as a Delaware limited partnership (the “Fund”), is offering to purchase for cash on the terms and conditions set forth in this offer to purchase (“Offer to Purchase”) and the related Letter of Transmittal (which together with the Offer to Purchase constitutes the “Offer”) up to $70,000,000 of interests in the Fund (subject to reduction, as set forth in the next paragraph) (as the same may be reduced as described below, the “Maximum Amount”) or portions thereof pursuant to tenders by investors at a price equal to their estimated net asset value as of December 31, 2007 (the “Valuation Date”). This Offer is currently scheduled to expire at 12:00 p.m., Midnight, Central Time, on November 30, 2007 (the “Expiration Date”), but the Fund may extend this date. (As used in this Offer, the term “Interest,” or “Interests,” as the context requires, shall refer to the interests in the Fund and portions thereof representing beneficial interests in the Fund.) This Offer is being made to all investors of the Fund and is not conditioned on any minimum amount of Interests being tendered, but is subject to certain conditions described below. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Fund’s Limited Partnership Agreement dated as of March 17, 2005 (the “LP Agreement”).

The Fund is one of several “feeder” funds into The Endowment Master Fund, L.P. (the “Master Fund”), which then invests its capital in Investment Funds. The Board of the Master Fund has approved a tender offer for up to $241,000,000 of capital of its investors, including the Fund. The Board of the Fund has approved a tender offer of up to $70,000,000, subject to reduction as set forth below. The Master Fund has approximately $2,200,167,522 in net asset value as of August 31, 2007, with the Fund comprising approximately $614,564,296 (or approximately 27.9%) of such amount. Assuming that all of the other “feeder” funds (or investors) in the Master Fund tendered interests in excess of their ratable portion of the $241,000,000 approved by the Board of the Master Fund, then each “feeder” fund, including the Fund, would have the amount available for repurchase reduced proportionately. In such event, the Partners in the Fund would only be permitted to have approximately $67,239,000 of their interests repurchased (calculated as 27.9% of $241,000,000).

Investors should realize that the value of the Interests tendered in this Offer likely will change between August 31, 2007 (the last time net asset value was calculated and communicated to you) and The Valuation Date, when the value of the Interests tendered to the Fund will be determined for purposes of calculating the purchase price of such Interests, and such change could be material. The Fund determines the estimated net asset value monthly based on the information it receives from the managers of the investment funds in which it invests. Any tendering investors that wish to obtain the estimated net asset value of their interests on this basis should contact the Support Desk of Endowment Advisers, L.P. at (800) 725-9456 Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Central Time).

Investors desiring to tender all or any portion of their Interest in the Fund in accordance with the terms of the Offer should complete and sign the attached Letter of Transmittal (the Tender Offer Form will suffice) and send or deliver it to the Fund in the manner set forth below.

IMPORTANT

NEITHER THE FUND NOR THE INVESTMENT ADVISER NOR ANY OF THE MANAGERS OR DIRECTORS OF THE FUND MAKE ANY RECOMMENDATION TO ANY INVESTOR AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING INTERESTS. INVESTORS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER INTERESTS, AND, IF SO, THE PORTION OF THEIR INTERESTS TO TENDER.

BECAUSE EACH INVESTOR’S INVESTMENT DECISION IS A PERSONAL ONE, BASED ON ITS FINANCIAL CIRCUMSTANCES, NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND AS TO WHETHER INVESTORS SHOULD TENDER INTERESTS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE FUND.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR ON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Questions and requests for assistance and requests for additional copies of the Offer may be directed to your Merrill financial adviser.

Endowment Advisers, L.P. 4265 San Felipe, 8th Floor Houston, Texas 77027 Phone: (713) 993-4675 Fax: (713) 583-1330

TABLE OF CONTENTS

SUMMARY TERM SHEET	1

1. Background and Purpose of the Offer	1

2. Offer to Purchase and Price	2

3. Amount of Tender	2

4. Procedure for Tenders	3

5. Withdrawal Rights	3

6. Purchases and Payment	3

7. Certain Conditions of the Offer	5

8. Certain Information About the Fund	6

9. Certain Federal Income Tax Consequences	7

10. Miscellaneous	7

Financial Statements (incorporated by reference)	8

SUMMARY TERM SHEET

•

As we disclosed in your Fund’s private placement memorandum dated July 2, 2007, and may be amended and supplemented from time to time (the “PPM”), we will offer to buy your limited partnership interests at their estimated net asset value (that is, the estimated value of the Fund’s assets minus its liabilities, multiplied by the proportionate interest in the Fund you desire to sell). This offer will remain open until midnight, Central time, on November 30, 2007. Estimated net asset value will be calculated for this purpose on December 31, 2007. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the PPM.

•

Following this summary is a formal notice of our offer to purchase your limited partnership interests. Our offer remains open to you until Midnight, Central Standard Time, on November 30, 2007. Until this time, you have the right to change your mind and withdraw your limited partnership interests from consideration for purchase. If we do not accept your interests by midnight, November 30, 2007, you may still withdraw your limited partnership interests from consideration for purchase at any time after November 30, 2007, assuming your offer has not been accepted. If you would like us to purchase your limited partnership interests, you should mail a Letter of Transmittal (the Tender Offer Form will suffice), enclosed with our offer, to your Merrill financial adviser or fax it to your Merrill financial adviser so that it is received before midnight, Central time, on November 30, 2007. If you choose to fax the Letter of Transmittal, you should mail the original Tender Offer Form to your Merrill financial adviser promptly after you fax it (although the original page does not have to be received before midnight, Central time, on November 30, 2007). Of course, the value of your limited partnership interests is likely to change between August 31, 2007 (the last time estimated net asset value was calculated and communicated to you) and December 31, 2007, when the value of your investment will be determined for purposes of calculating your purchase price.

•

If you would like to obtain the estimated net asset value of your limited partnership interests, which the Fund’s administrator calculates monthly based on the information the Fund receives from the managers of the investment funds in which the Fund invests, you may contact the Support Desk of the Investment Adviser at (800) 725-9456 Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Central Time). Please note that although you have the opportunity to have your limited partnership interests repurchased, we have the right to cancel, amend or postpone this offer at any time before midnight, November 30, 2007.

1. Background and Purpose of the Offer. The purpose of the Offer is to provide liquidity to investors who hold Interests as contemplated by and in accordance with the procedures set forth in the Fund’s LP Agreement. The LP Agreement, which was provided to each investor in advance of subscribing for Interests, provides that the Board has the discretion to determine whether the Fund will purchase limited partnership interests (“Interests”) from investors from time to time pursuant to written tenders. Because there is no secondary trading market for Interests and transfers of Interests are prohibited without prior approval of the Fund, the Board has determined, after consideration of various matters, that the Offer is in the best interests of investors of the Fund to provide liquidity for Interests as contemplated in the LP Agreement. The Board intends to consider the continued desirability of the Fund making an offer to purchase Interests four times each year, but the Fund is not required to make any such offer.

The purchase of Interests pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of investors who do not tender Interests. Investors who retain their Interests may be subject to increased risks that may possibly result from the reduction in the Fund’s aggregate assets resulting from payment for the Interests tendered. These risks include the potential for greater volatility due to decreased diversification. A reduction in the aggregate assets of the Fund may result in investors who do not tender Interests bearing higher costs to the extent that certain expenses borne by the Fund are relatively fixed and may not decrease if assets decline. These effects may be reduced or eliminated to the extent that additional subscriptions for Interests are made by new and existing investors from time to time, although there can be no assurances that such new or additional subscriptions will occur.

Interests that are tendered to the Fund in connection with the Offer to Purchase, if accepted for repurchase, will be repurchased, resulting in an increase in the Sharing Ratios of remaining Partners in the Fund (assuming no further issuances of Interests).

2. Offer to Purchase and Price. The Fund will purchase, upon the terms and subject to the conditions of the Offer, up to $70,000,000 of those outstanding Interests but as little as $67,239,000 (as discussed below) that are properly tendered by and not withdrawn (in accordance with Section 5 below) before 12:00 midnight, Central Standard Time, on November 30, 2007 (such time and date being hereinafter called the “Initial Expiration Date”).

The Fund is one of several “feeder” funds that invests all of its capital into The Endowment Master Fund, L.P. (the “Master Fund”), which then invests its capital in Investment Funds. The Board of the Master Fund has approved a tender offer for up to $241,000,000 of capital of its investors, including the Fund and the other “feeder funds”. The Board of the TEI Fund has approved a tender offer of up to $70,000,000, subject to reduction as set forth below.

The Master Fund has approximately $2,200,167,522 in net asset value as of August 31, 2007, with the Fund comprising approximately $614,564,296 (or approximately 27.9%) of such amount. Assuming that all of the other “feeder” funds in the Master Fund (including the TEI Fund) tendered interests in excess of their ratable portion of the $241,000,000 tender offer being made by the Master Fund, then each “feeder” fund, including the Fund, would have the amount available for repurchase reduced proportionately.

Since the TEI Fund comprises approximately 27.9% of the capital of the Master Fund, the Partners in the Fund would only be permitted to have approximately $67,239,000 of their interests repurchased (calculated as 27.9% of the total $241,000,000 repurchase offer being made by the Master Fund) if it was ratably reduced. Thus, the maximum amount of this tender offer shall be between $70,000,000 and $67,239,000 (such amount being referred to herein as the “Maximum Amount”)

If the Fund elects to extend the tender period, for the purpose of determining the purchase price for tendered Interests, the estimated net asset value of such Interests will be determined approximately one month after the tender offer actually expires. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended hereinafter is called the “Expiration Date.” The Fund reserves the right to extend, amend or cancel the Offer as described in Sections 3 and 7 below. The purchase price of an Interest tendered will be its estimated net asset value as of the close of business on the Expiration Date, payable as set forth in Section 6.

As of the close of business on August 31, 2007, there was approximately $614,564,296 outstanding in capital of the Fund held in Interests (based on the estimated net asset value of such Interests). The Fund’s administrator determines its estimated net asset value monthly based on information it receives from the managers of the investment funds in which it invests. Investors may obtain this information by contacting the Support Desk of Endowment Advisers, L.P. at (800) 725-9456, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Central Time). Of course, the value of the Interests tendered by the investors likely will change between August 31, 2007 (the last time net asset value was calculated) and December 31, 2007, when the value of the Interests tendered by investors will be determined for purposes of calculating the purchase price of such Interests.

3. Amount of Tender. Subject to the limitations set forth below, investors may tender their entire Interest or a portion of their Interest. The Offer is being made to all investors of the Fund and is not conditioned on any minimum amount of Interests being tendered.

If the amount of the Interests that are properly tendered pursuant to the Offer and not withdrawn pursuant to Section 5 below is less than or equal to the Maximum Amount, the Fund will, on the terms and subject to the conditions of the Offer, purchase all of the Interests so tendered unless the Fund elects to cancel or amend the Offer, or postpone acceptance of tenders made pursuant to the Offer, as provided in Section 7 below. If more than the Maximum Amount (as much as $70,000,000 or as little as $67,239,000) of Interests are duly tendered to the Fund before the expiration of the Offer and not withdrawn pursuant to Section 5 below, the Fund will, in its sole discretion, either (a) accept the additional Interests permitted to be accepted pursuant to Rule 13e-4(f)(1)(ii) under the Securities Exchange Act of 1934, as amended; (b) extend the Offer, if necessary, and increase the amount of Interests that the Fund is offering to purchase to an amount it believes sufficient to accommodate the excess Interests tendered as well as any Interests tendered during the extended Offer; or (c) accept Interests tendered on or before the Expiration Date for payment on a pro rata basis based on the aggregate estimated net asset value of tendered Interests. At the present time, the Fund is not aware of any intentions of the Investment Adviser or any of the Managers or Directors of the Fund to have their Interests acquired in this tender offer.

4. Procedure for Tenders. Investors wishing to tender Interests pursuant to the Offer should send or deliver a completed and executed Letter of Transmittal (the Tender Offer Form will suffice) to their Merrill financial adviser or fax a completed and executed Letter of Transmittal to their Merrill financial adviser. The completed and executed Letter of Transmittal must be received, either by mail or by fax, no later than the Expiration Date. The Fund recommends that all documents be submitted by certified mail, return receipt requested, or by facsimile transmission. An investor choosing to fax a Letter of Transmittal must also send or deliver the original completed and executed Letter of Transmittal (the Tender Offer Form will suffice) promptly thereafter.

Investors wishing to confirm receipt of a Letter of Transmittal may contact their Merrill financial adviser. The method of delivery of any documents is at the election and complete risk of the investor tendering an Interest, including, but not limited to, the failure of Merrill to receive any Letter of Transmittal or other document submitted by facsimile transmission. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Interest or any particular investor, and the Fund’s interpretation of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. Neither the Fund nor Merrill nor the Investment Adviser nor any of the Managers or Directors of the Fund shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

5. Withdrawal Rights. Any investor tendering an Interest pursuant to this Offer may withdraw its Interest at any time on or before the Expiration Date and, if Interests have not then been accepted by the Fund, at any time after November 30, 2007. To be effective, any notice of withdrawal must be timely received by Merrill. A form to use to give notice of withdrawal is available by calling the Investment Adviser at (713) 993-4675. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. Interests properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Interests may be re-tendered prior to the Expiration Date by following the procedures described in Section 4.

6. Purchases and Payment. For purposes of the Offer, the Fund will be deemed to have accepted (and thereby purchased) Interests that are tendered when it gives oral or written notice to the tendering investor of its election to purchase such Interest. As stated in Section 2 above, the purchase price of an Interest tendered by any investor will be the estimated net asset value thereof as of the close of business on December 31, 2007, if the Offer expires on the Initial Expiration Date. If the Fund elects to extend the tender period, the estimated net asset value of tendered Interests will be determined approximately one month after the tender offer actually expires. The estimated net asset value will be determined after all allocations to capital accounts of the investors required to be made by the LP Agreement have been made.

•

The initial payment (the “Initial Payment”) will be made in an amount equal to at least 95% of the estimated value of the repurchased Interest (or portion thereof), determined as of the Valuation Date. The Initial Payment will be made as of the later of (1) the 30th day after the Valuation Date, or (2) in the sole discretion of the Adviser, if the Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, within ten business days after the Fund has received at least 95% of the aggregate amount so requested to be withdrawn by the Fund from the Investment Funds (the “Investment Fund Payment Date”).

•

The second and final payment (the “Final Payment”) is expected to be in an amount equal to the excess, if any, of (1) the value of the repurchased Interest (or portion thereof), determined as of the Valuation Date based upon the results of the annual audit of the Fund’s financial statements for the fiscal year in which the Valuation Date of such repurchase occurred, over (2) the Initial Payment. The Adviser anticipates that the annual audit of the Fund’s financial statements will be completed within 60 days after the end of each fiscal year of the Fund and that the Final Payment will be made as promptly as practicable after the completion of such audit.

•

Although the amounts required to be paid by the Fund will generally be paid in cash, the Fund may under certain limited circumstances pay all or a portion of the amounts due by an in-kind distribution of securities.

•

Notwithstanding anything in the foregoing to the contrary, in the event that a Partner has requested the repurchase of a portion of its Interest which would result in such Partner continuing to hold at least 10% of the value of its Interest as of December 31 of the fiscal year ending immediately prior to the fiscal year in which such request was made, the Final Payment in respect of such repurchase shall be made on or before the 60th day after the Valuation Date, provided that if the Fund, in the sole discretion of the Adviser, has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, such payment may be postponed until 10 business days after the applicable Investment Fund Payment Date. Such payment shall be in an amount equal to the excess, if any, of (1) the value of the repurchased Interest (or portion thereof), determined as of the Valuation Date, based upon information known to the Fund as of the date of the Final Payment, over (2) the Initial Payment. If, based upon the results of the annual audit of the Fund’s financial statements for the fiscal year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Interest was repurchased was incorrect, the Fund shall, as promptly as practicable after the completion of such audit, decrease such Partner’s capital account balance by the amount of any overpayment, or increase such Partner’s capital account balance by the amount of any underpayment, as applicable.

The repurchase of Interests is subject to regulatory requirements imposed by the SEC. The Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures described above is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate. Following the commencement of an offer to repurchase Interests, the Fund may suspend, postpone or terminate such offer in certain circumstances upon the determination of a majority of the Board, including a majority of the Independent Directors, that such suspension, postponement or termination is advisable for the Fund and its Partners, including, without limitation, circumstances as a result of which it is not reasonably practicable for the Fund to dispose of its investments or to determine the value of its net assets, and other unusual circumstances.

Each Partner whose Interest (or portion thereof) has been accepted for repurchase will continue to be a Partner of the Fund until the Valuation Date (and thereafter if its Interest is repurchased in part) and may exercise its voting rights with respect to the repurchased Interest (or portion thereof) until the Valuation Date. Moreover, the capital account maintained in respect of a Partner whose Interest (or portion thereof) has been accepted for repurchase will be adjusted for the net profits or net losses of the Fund through the Valuation Date, and such Partner’s capital account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Valuation Date.

Upon its acceptance of tendered Interests or portions of Interests for repurchase, the Fund will maintain daily on its books a segregated account consisting of (1) cash, (2) liquid securities or (3) interests in Investment Funds that the Fund has requested be withdrawn (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of the promissory notes issued to Partners tendering Interests and portions of Interests.

Payments for repurchased Interests may require the Fund to liquidate portfolio holdings in Investment Funds earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, reduced tax efficiency and may increase the Fund’s portfolio turnover. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover. The Fund may, but need not, maintain cash or borrow money to meet repurchase requests. Such a practice could increase the Fund’s operating expenses and impact the ability of the Fund to achieve its investment objective.

A 2% Early Repurchase Fee will be charged by the Fund (and inure to the benefit of the remaining Partners) with respect to any repurchase of an Interest (or portion thereof) from a Partner at any time prior to the business day immediately preceding the one-year anniversary of the Partner’s purchase of such Interest (or portion thereof). Partial Interests tendered for repurchase will be treated as having been repurchased on a “first in—first out” basis. Therefore, the portion of an Interest repurchased will be deemed to have been taken from the earliest capital contribution made by such Partner (adjusted for subsequent net profits and net losses) until that capital contribution is decreased to zero, and then from each subsequent capital contribution made by such Partner (adjusted for subsequent net profits and net losses) until such capital contribution is decreased to zero.

Other than the Early Repurchase Fee, the Fund does not presently intend to impose any charges (other than direct costs and expenses, such as wiring fees) on the repurchase of Interests, although it may allocate to Partners whose Interests are repurchased withdrawal or similar charges imposed by Investment Funds if the Adviser determines to withdraw from one or more Investment Funds as a result of Partner repurchase tenders and such charges are imposed on the Fund.

A Partner who tenders some but not all of the Partner’s Interest for repurchase will be required to maintain a minimum capital account balance of $100,000. Such minimum capital account balance requirement may be waived by the Fund, in its sole discretion. The Fund reserves the right to reduce the amount to be repurchased from a Partner so that the required capital account balance is maintained.

The Fund expects that the purchase price for Interests acquired pursuant to the Offer to Purchase, which will not exceed the Maximum Amount, which is not more $70,000,000 nor less than $67,239,000 (unless the Fund elects to purchase a greater amount), will be derived from: (1) cash on hand; (2) the proceeds of the sale of and/or delivery of securities and portfolio assets held by the Fund; and/or (3) possibly borrowings, as described below. Neither the Fund nor the Investment Adviser nor any of the Managers or Directors of the Fund have determined at this time to borrow funds to purchase Interests in connection with the Offer to Purchase. However, depending on the dollar amount of Interests tendered and prevailing general economic and market conditions, the Fund, in its sole discretion, may decide to seek to borrow money to fund all or a portion of the purchase price. No borrowing facilities have been entered into to date.

7. Certain Conditions of the Offer. The Fund reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by notifying investors of such extension. If the Fund elects to extend the tender period, for the purpose of determining the purchase price for tendered Interests, the estimated net asset value of such Interests will be determined approximately one month after the tender offer actually expires. During any such extension, all Interests previously tendered and not withdrawn will remain subject to the Offer. The Fund also reserves the right, at any time and from time to time, up to and including acceptance of tenders pursuant to the Offer, to: (a) cancel the Offer in the circumstances set forth in the following paragraph and in the event of such cancellation, not to purchase or pay for any Interests tendered pursuant to the Offer; (b) amend the Offer; or (c) postpone the acceptance of Interests. If the Fund determines to amend the Offer or to postpone the acceptance of Interests tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided above and will promptly notify investors.

The Fund may cancel the Offer, amend the Offer or postpone the acceptance of tenders made pursuant to the Offer if: (a) the Fund would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Fund’s investment objectives and policies in order to purchase Interests tendered pursuant to the Offer; (b) there is, in the Directors’ judgment, any (i) legal action or proceeding instituted or threatened challenging the Offer or that otherwise would have a material adverse effect on the Fund, (ii) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by banks in the United States or New York State that is material to the Fund, (iii) limitation imposed by Federal or state authorities on the extension of credit by lending institutions, (iv) suspension of trading on any organized exchange or over-the-counter market where the Fund has a material investment, (v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States that is material to the Fund, (vi) material decrease in the estimated net asset value of the Fund from the estimated net asset value of the Fund as of the commencement of the Offer, or (vii) other event or condition that would have a material adverse effect on the Fund or its investors if Interests tendered pursuant to the Offer were purchased; or (c) the Independent Directors of the Fund determine that it is not in the best interest of the Fund to purchase Interests pursuant to the Offer. However, there can be no assurance that the Fund will exercise its right to extend, amend or cancel the Offer or to postpone acceptance of tenders pursuant to the Offer.

8. Certain Information About the Fund. The Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified, management investment company and is organized as a Delaware limited partnership. The principal executive office of the Fund is located at 4265 San Felipe, 8th Floor, Houston, Texas 77027 and the telephone number is (713) 993-4675. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the LP Agreement. The Investment Adviser’s Managing Directors and Investment Committee Members are Messrs. John A. Blaisdell, Andrew B. Linbeck, A. Haag Sherman and Mark W. Yusko (the “Managers”). Their address is c/o Endowment Advisers, L.P. and 4265 San Felipe, 8th Floor, Houston, Texas 77027 and the telephone number is (713) 993-4675.

Based on August 31, 2007 estimated values, Mr. John A. Blaisdell, a Manager, Director, and Co-Principal Executive Officer beneficially owns $269,660 of Interests in the Fund and an aggregate of $1,499,050 of the Interests in the Master Fund and all funds overseen by the Investment Adviser (which amount includes $149,513 in investments made by affiliates of which Mr. Blaisdell is a member of the governing body).

Based on August 31, 2007 estimated values, Mr. Andrew B. Linbeck, a Manager, Director, and Co-Principal Executive Officer beneficially owns $293,209 of Interests in the Fund and an aggregate of $576,230 of the Interests in the Master Fund and all funds overseen by the Investment Adviser (which amount includes $149,513 in investments made by affiliates of which Mr. Linbeck is a member of the governing body).

Based on August 31, 2007 estimated values, Mr. John E. Price, Principal Accounting Officer, does not have any beneficial ownership in the Fund, but beneficially owns an aggregate of $95,420 of the Interests in the Master Fund and all funds overseen by the Investment Adviser (which amount includes $13,541 in investments made by affiliates of which Mr. Price is a member of the governing body).

Based on August 31, 2007 estimated values, Mr. A. Haag Sherman, a Manager, Director, and Co-Principal Executive Officer beneficially owns $95,912 of Interests in the Fund and an aggregate of $286,698 of the Interests in the Master Fund and all funds overseen by the Investment Adviser (which amount includes $149,513 in investments made by affiliates of which Mr. Sherman is a member of the governing body).

Based on August 31, 2007 estimated values, Mr. Mark W. Yusko, a Manager and Director, does not have any beneficial ownership in the Fund, but beneficially owns an aggregate of $1,072,986 of the Interests in the Master Fund and all funds overseen by the Investment Adviser.

Based on August 31, 2007 estimated values, Mr. Jeremy L. Radcliffe, Managing Director, does not have any beneficial ownership in the Fund, but beneficially owns an aggregate of $67,031 of the Interests in the Master Fund and all funds overseen by the Investment Adviser (which the entire amount of $67,031 is from investments made by affiliates of which Mr. Radcliffe is a member of the governing body).

Based on August 31, 2007 estimated values, Mr. Adam L. Thomas, Secretary, does not have any beneficial ownership in the Fund, but beneficially owns an aggregate of $39,492 of the Interests in the Master Fund and all funds overseen by the Investment Adviser (which amount includes $13,541 in investments made by affiliates of which Mr. Thomas is a member of the governing body).

No other employees filing reports pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, own interests in the Fund.

The Fund does not have any plans or proposals that relate to or would result in: (a) the acquisition by any person of additional Interests (other than the Fund’s intention to accept subscriptions for Interests from time to time in the discretion of the Fund) or the disposition of Interests (except for periodic discretionary solicitations of tender offers); (b) an extraordinary transaction, such as a merger, reorganization or liquidation, involving the Fund; (c) any material change in the present distribution policy or indebtedness or capitalization of the Fund; (d) any change in the identity of the Investment Adviser or Directors of the Fund, or in the management of the Fund including, but not limited to, any plans or proposals to change the number or the term of the Directors of the Fund, to fill any existing vacancy for a Director of the Fund or to change any material term of the investment advisory arrangements with the

Investment Adviser; (e) a sale or transfer of a material amount of assets of the Fund (other than as the Directors determine may be necessary or appropriate to fund any portion of the purchase price for Interests acquired pursuant to this Offer to Purchase or in connection with the ordinary portfolio transactions of the Fund); (f) any other material change in the Fund’s structure or business, including any plans or proposals to make any changes in its fundamental investment policy for which a vote would be required by Section 13 of the 1940 Act, other than as described below; or (g) any changes in the LP Agreement or other actions that may impede the acquisition of control of the Fund by any person.

On July 11, 2007, the Board approved a proposal to increase the amount of the Master Fund’s allowable borrowing from 10% of the Master Fund’s net asset value to 25% of the Master Fund’s net asset value, subject to the requisite approval of Master Fund Partners. Such approval is being sought pursuant to a proxy statement.

9. Certain Federal Income Tax Consequences. The following discussion is a general summary of the federal income tax consequences of the purchase of Interests by the Fund from investors pursuant to the Offer. Investors should consult their own tax advisers for a complete description of the tax consequences to them of a purchase of their Interests by the Fund pursuant to the Offer.

An investor who tenders its entire Interest to the Fund for repurchase generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such investor and such investor’s adjusted tax basis in its Interest. The amount realized will include the investor’s allocable share of the Fund’s nonrecourse borrowings (as defined for Federal income tax purposes), if any. Gain, if any, will be recognized by a tendering investor only as and after the total proceeds received by such investor exceed the investor’s adjusted tax basis in its Interest. An investor’s basis in its Interest generally will be adjusted for Fund income, gain, deduction or loss allocated, for tax purposes, to the investor for periods prior to the purchase of the Interest by the Fund. A loss, if any, will be recognized only after the tendering investor has received full payment. This capital gain or loss will be short-term or long-term depending upon the investor’s holding period for its Interest at the time the gain or loss is recognized. United States Treasury Regulations provide that an investor may have a fragmented holding period for its Interest if the investor has made contributions to the Fund at different times. However, a tendering investor will recognize ordinary income to the extent such investor’s allocable share of the Fund’s “unrealized receivables” or items of Fund inventory exceeds the investor’s basis in such unrealized receivables or items of Fund inventory, as determined pursuant to the Treasury Regulations. For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable with respect to the tendering investor. An investor who tenders less than its entire Interest to the Fund for repurchase will recognize gain (but not loss) in a similar manner only to the extent that the amount of the proceeds received exceeds such investor’s adjusted tax basis in its Interest.

Pursuant to the authority granted to it under the LP Agreement, the Investment Adviser intends to specially allocate items of Fund capital gain, including short-term capital gain, to a withdrawing investor to the extent its liquidating distribution would otherwise exceed its adjusted tax basis in its Interest. Such a special allocation may result in the withdrawing investor recognizing capital gain, which may include short-term gain, in the investor’s last taxable year in the Fund, thereby reducing the amount of any long-term capital gain recognized during the tax year in which it receives its liquidating distribution upon withdrawal.

10. Miscellaneous. The Offer is not being made to, nor will tenders be accepted from, investors in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude investors from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Fund believes such exclusion is permissible under applicable laws and regulations, provided the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer.

The Fund has filed an Issuer Tender Offer Statement on Schedule TO with the Securities and Exchange Commission, which includes certain information relating to the Offer summarized herein. A free copy of such statement may be obtained from the Fund by contacting the Investment Adviser at the address and phone number set forth in Section 2 above or from the Securities and Exchange Commission’s internet web site, http://www.sec.gov. For a fee, a copy may be obtained from the public reference office of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

Financial Statements

The financial statements of the Fund dated December 31, 2006 and the schedule of investments dated December 31, 2006, filed with the SEC on EDGAR on Form N-CSR on February 28, 2007, are hereby incorporated by reference.